SECURITIES AND EXCHANGE SECURITIES

                     WASHINGTON, D.C. 02549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report:                             February 18, 1998
(Date of Earliest Event Reported)           -----------------

                        SHIVA CORPORATION
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        (Exact Name of Registrant as Specified in its Charter}

                          Massachusetts
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           (State or Other Jurisdiction of Incorporation)


     0-24918                                 04-2889151
  -------------                           -----------------
(Commission File Number)        (IRS Employer Identification No.)

28 Crosby Drive, Bedford. Massachusetts            01730
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(Address of principal executive offices)         (Zip Code)

                         (781) 687-1000
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         Registrant's Telephone Number, Including Area Code


                         Not Applicable
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   (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
         ------------
     On February 18, 1998, Shiva Corporation, a Massachusetts corporation (the "Registrant"), announced the execution of a definitive agreement to acquire the majority of the assets of privately-held Isolation Systems, Limited, an Ontario corporation, for approximately US$37 million in cash, subject to closing adjustments. The Registrant's press release, dated February 18, 1998, is attached as an exhibit hereto and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------
(c)    Exhibits.
       --------
            99.1  Press Release dated February 18, 1998

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February  20, 1998         SHIVA CORPORATION
                                  (Registrant)



                                  /s/ Robert P. Cirrone
                                  ----------------------------
                                  By:  Robert P. Cirrone
                                  Senior Vice President
                                  Finance and Administration and
                                  Chief Financial Officer

                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

Contact: Martina Moscone             Karen A. Wharton
         Lois Paul & Partners        Senior Director,
                                     Investor Relations
         781.238-5782                Shiva Corporation
         martina_moscone@lpp.com     781.687.1551
                                     investor@shiva.com


        SHIVA CORPORATION ACQUIRES ISOLATION SYSTEMS, LIMITED,
       LEADING PROVIDER OF VIRTUAL PRIVATE NETWORKING SOLUTIONS

           Complements Shiva's Corporate Strategy to Provide
            Business Grade Connections over Public Networks

BEDFORD, Mass., February 18, 1998 -- Shiva Corporation (Nasdaq:
SHVA), a leading provider of remote access solutions, today announced a definitive agreement to acquire the majority of the assets of privately-held Isolation Systems, Limited, for approximately $37 million in cash, subject to closing adjustments. Isolation Systems is a premier developer of virtual private network (VPN) hardware and software solutions based in Toronto, Ontario. Its award-winning VPN product has been in production shipment since April 1997, and is currently installed at over 100 customer sites spanning various industry sectors. Unlike other VPN products, Isolation's InfoCrypt network gateway integrates tunneling, firewall, X.509 digital certificate authentication, encryption and key management into a single, high-performance solution. Coupled with Shiva's widely-deployed direct dial remote access systems, Isolation's VPN technology will allow Shiva to deliver a complete, next-generation remote access system that integrates both direct dial and VPN connectivity under one management platform.
     In connection with the acquisition, Shiva expects to recognize a substantial portion of the purchase price as a one-time charge for in-process research and development in the first quarter of fiscal 1998. The acquisition is expected to be completed by March 31, 1998, subject to various closing conditions.
     "Early indicators show the market for VPNs growing to a $1.5 billion business by the year 2001," said James L. Zucco, president and CEO of Shiva Corporation. "The acquisition of Isolation Systems complements Shiva's strategic thrust to connect employees, customers and partners to business networks with products that minimize communications and operations costs, while giving them the secure and reliable access they need."
     "There is a complete fit between Shiva's and Isolation's technology, products, people and vision for the evolution of VPNs," said Osama Arafat, co-president and vice president of engineering for Isolation Systems. Stuart Lombard, Isolation Systems co-president and vice president of marketing, added, "Shiva's installed base and worldwide distribution channels open up new markets for Isolation's products."
     Shiva's Zucco continued, "Isolation Systems has an impressive record in deploying virtual private network connectivity. With the addition of the Isolation people and technology, Shiva raises the bar for what corporations should expect from remote access vendors. As a result of this acquisition, Shiva plans to deliver an integrated solution for direct dial and VPN connectivity with a common management system. With this solution corporations can use direct dial for local access and time-sensitive applications, and VPN for reducing long-distance charges."

                    Products and Technology

     Through this acquisition, Shiva gains superior technology to advance and expand its existing, market-leading product lines. Isolation's differentiators lie in its InfoCrypt network gateway, which implements the latest VPN standards for IPSec, including Authentication Header (AH), Encapsulated Security Payload Header
(ESP) and Industry Standard Architecture Key Management Protocol (ISAKMP/Oakley). These features provide a secure, scaleable, standards-based VPN solution that can be easily integrated into any existing network architecture. Other key features include:

   - Client software - a free-standing intelligent client for Windows platforms, providing a complete, end-to-end solution that is deployable immediately with minimal set-up;
   - Hardware acceleration - an encryption acceleration engine for superior performance with Digital Encryption Standard
     (DES) and triple DES technology;
   - Firewall - a fully integrated firewall, that includes Network Address Translation (NAT), that protects and conceals the internal network and provides for robust access;
   - Authentication - a pioneering Certificate Authority for strong authentication which uses X.509 certificates and makes it easy for IS managers to manage individual user network access.

                  VPN Solutions For Business

By bringing together direct dial and VPN connectivity, Shiva plans to deliver flexible systems that allow businesses to deploy optimal remote access solutions. Isolation's technology augments Shiva's direct dial offerings and delivers key benefits for business applications:
   - Remote access - Eliminate long distance charges for remote and mobile workers by allowing dial-in through local ISP points of presence.
   - Intranet and LAN-to-LAN access - Reduce leased line costs by connecting remote sites securely over the Internet.
   - Extranet access - Enable new business applications such as e-commerce, customer service and collaboration, by linking partners and customers securely and reliably over the Internet.

In addition, Shiva's VPN gateway is designed for the latest public networking services, including cable modem access, xDSL and future-generation, last-mile technologies.

                     Corporate Overviews

Isolation Systems, Ltd. is a world leader in the design and manufacture of secure Virtual Private Network hardware and software. The InfoCrypt Suite has received a Data Communications' Tester's Choice award for Virtual Private Networking products, and demonstrated interoperability at trials conducted by the Automotive Network eXchange (ANX). The InfoCrypt Suite is designed to ensure secure, authenticated and confidential communications across any network. Information about Isolation Systems and its products can be found at its web site: http://www.isolation.com, or by calling 1-888-ENCRYPT.

                     About Shiva Corporation

SHIVA CONNECTS...

Shiva Corporation (Nasdaq: SHVA) is a leading, global provider of remote access for business. Shiva connects employees, customers and partners to business networks with industry-leading remote access solutions. Its products, known for their ease of use, give customers secure and reliable connectivity, while maximizing performance and minimizing costs. The company was founded in 1985, and is based in Bedford, Mass., with offices worldwide. (www.shiva.com)

                              # # #

Shiva, Shiva with design (the company logo), NetModem, NetModem/E, NetBridge, NetSerial, TeleBridge, Hublet, LanRover, LanRover Access Switch, AirSoft, ShivaPPP, ShivaIntegrator, ShivaPort, PowerBurst, WebRover and EtherGate are registered trademarks of Shiva Corporation. VantagePath, ShivOS, Tariff Management, PowerSurf, ShivaRemote, Shiva Dial-In SDK, Shiva AccessPort, ISSAK, Remote-Centric and DIAT are trademarks of Shiva Corporation. All other trademarks belong to their respective companies